SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 1994


                           Imo Industries Inc.
        (Exact name of registrant as specified in its charter)


        Delaware                    1-9294             21-0733751
(State or other jurisdiction     (Commission       (I.R.S.Employer
    of incorporation)            File Number)    Identification No.)


            3450 Princeton Pike
          Lawrenceville, New Jersey                    08648
    (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code    609-896-7600


                            Not Applicable
         (Former name or address if changed since last report)













                         IMO INDUSTRIES INC.

                       Form 8-K Current Report

Item 5.  Other Events.

In a Form 8-K filed February 1, 1994, the Registrant indicated that it had commenced solicitation of consents of holders of its 12-1/4 % Senior Subordinated Debentures Due 1997 to an amendment of the indenture pursuant to which such Debentures were issued for the purpose of allowing the Registrant and its subsidiaries to borrow an additional $35 million above December 31, 1993 senior debt outstandings.

On February 15, 1994, the Registrant announced that it had received the necessary consents from holders.

Also, as a result of the consent, interim waivers of certain financial covenants given by the Registrant's senior lenders have become final.

The Registrant's press release announcing such information is filed herewith as an exhibit.


Item 7.   Exhibits.

     The following exhibit is being filed with this report:

                 Exhibit No.                 Exhibit

                     1                  Press release dated
                                        February 15, 1994 by
                                        Imo Industries Inc.

                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                             Imo Industries Inc.
                                                (Registrant)

Date:  February 16, 1994                By:  /s/ WILLIAM M. BROWN
                                             William M. Brown
                                             Executive Vice President
                                             and Chief Financial Officer